UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2023

GARRETT MOTION INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-38636	82-4873189
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

La Pièce 16 Rolle, Switzerland	1180
(Address of Principal Executive Offices)	(Zip Code)

+41 21 695 30 00

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	GTX	The Nasdaq Stock Market LLC
Series A Cumulative Convertible Preferred Stock, par value $0.001 per share	GTXAP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 12, 2023, Garrett Motion Inc. (the “Company”) announced that it has entered into separate transaction agreements with each of Centerbridge Partners, L.P. (together with its affiliates, “Centerbridge”) and funds managed by Oaktree Capital Management, L.P. (together with its affiliates, “Oaktree”) to effect a series of integrated transactions designed to increase the attractiveness of the Company to investors, including by simplifying the Company’s capital structure through a conversion of all shares of the Company’s Series A Cumulative Convertible Preferred Stock into shares of Common Stock on or about July 3, 2023.

The transactions contemplated by the transaction agreements (collectively, the “Transaction Agreements”) were determined to be fair to and in the best interests of the Company and the holders of the Company’s Common Stock by an independent committee consisting of members of the Company’s board of directors who are disinterested with respect to the Company’s Series A Preferred Stock (the “Preferred Conversion Committee”), and by the full board of directors.

Series A Repurchases

Pursuant to the Transaction Agreements, the Company has agreed to repurchase approximately $570 million of shares of its Series A Cumulative Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), from Centerbridge and Oaktree, including approximately $280 million of shares from Centerbridge and approximately $290 million of shares from Oaktree (together, the “Series A Repurchases”). The Company will pay to Centerbridge and Oaktree a cash price of $8.10 per repurchased share, which amount will be adjusted to equal the volume-weighted average price of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), for the fifteen trading days following the announcement of the transactions, subject to a minimum price of $7.875 and a maximum price of $8.50 (the “Investor Purchase Price”).

As a holder of Series A Preferred Stock, each of Centerbridge and Oaktree will receive the dividends and other amounts payable as described in “Second Amended and Restated Certificate of Designations; Conversion”. In addition, pursuant to the Transaction Agreements, at the closing of the Series A Repurchases, each of Centerbridge and Oaktree will also be entitled to receive, for each repurchased share, an amount equal to any dividends or other amounts paid or payable on the shares of Series A Preferred Stock from the closing of the Series A Repurchases through the Conversion (as defined below), in the same type of consideration as they will be paid to all other holders of Series A Preferred Stock.

Second Amended and Restated Certificate of Designations; Conversion

To effect the conversion into shares of Common Stock of all shares of Series A Preferred Stock that are not repurchased, the Company’s board of directors has approved an amendment and restatement to the current certificate of designations for the Series A Preferred Stock (as so amended and restated, the “Second Amended and Restated Certificate of Designations”). Pursuant to the Transaction Agreements, each of Centerbridge and Oaktree has delivered to the Company an irrevocable written consent approving and adopting the Second Amended and Restated Certificate of Designations. Accordingly, the effectiveness of the Second Amended and Restated Certificate of Designations is subject only to the satisfaction of the conditions in the Transaction Agreements, the filing with the Securities and Exchange Commission and dissemination to holders of Series A Preferred Stock of an Information Statement on Schedule 14C and a notice of action by written consent, and the filing of the Second Amended and Restated Certificate of Designations with the Secretary of State of the State of Delaware.

After the effectiveness of the Second Amended and Restated Certificate of Designations until September 30, 2023, the Second Amended and Restated Certificate of Designations suspends the potential occurrence of an “Automatic Conversion Event” (as defined therein) and requires the Company to cause a conversion of all shares of Series A Preferred Stock into shares of Common Stock if the Series A Repurchases have been completed (the “Conversion”). Upon the Conversion, each holder of Series A Preferred Stock as of the Conversion will receive one (1) share of Common Stock for each share of Series A Preferred Stock then held. The Conversion will occur on or after the third (3rd) trading day after the Company provides written notice of the Conversion to the holders of the Series A Preferred Stock.

In addition, upon the Conversion, each holder of Series A Preferred Stock will also receive an amount equal to the amount of accrued and unpaid dividends on the Series A Preferred Stock plus an additional amount that represents the dividends on the Series A Preferred Stock that would have accrued through September 30, 2023 (collectively, the “2023 Conversion Additional Payment Amount”). The 2023 Conversion Additional Payment Amount may be paid in cash or a combination of cash and shares of Common Stock, except that at least $0.144375 of the 2023 Conversion Additional Payment Amount paid per share of Series A Preferred Stock must be paid in cash. Any shares of Common Stock issued in payment of the 2023 Conversion Additional Payment Amount will be valued at the Investor Purchase Price. The 2023 Conversion Additional Payment Amount will be paid within ten (10) business days following the Conversion.

As a result, holders of Series A Preferred Stock will receive dividends or amounts payable in respect of their shares of Series A Preferred Stock until Conversion equal to:

•	$0.17 per share, representing the preference dividends that will accrue on the Series A preferred Stock from April 1, 2023 through June 30, 2023; plus
•	Approximately $0.6835 per share, representing other accrued and unpaid preference dividends on the Series A Preferred Stock; plus
•	$0.144375 per share, representing the preference dividends that would have accrued on the Series A Preferred Stock from July 1, 2023 through September 30, 2023.

If the Series A Repurchases have not been completed by September 30, 2023, the provisions of the Second Amended and Restated Certificate of Designations relating to the Conversion will cease to have any effect, and the “Automatic Conversion Event” trigger event will be restored as if no amendment to the Certificate of Designations for the Series A Preferred Stock had occurred.

In accordance with the Transaction Agreements, the Company has agreed to promptly take such actions as are necessary or advisable to make the Second Amended and Restated Certificate of Designations effective, including the filing and dissemination of a definitive Information Statement on Schedule 14C with the Securities and Exchange Commission and the dissemination to holders of the Series A Preferred Stock a notice of action by written consent with respect to the adoption and approval of the Second Amended and Restated Certificate of Designations.

Debt Financing

In order to fund the Series A Repurchases and the other transactions contemplated by the Transaction Agreements, the Company has agreed to use its commercially reasonable efforts to complete a debt financing (the “Debt Financing”) in the amount of $700 million, subject to reduction of up to 5% if the Preferred Conversion Committee determines in good faith that such reduction is in the best interests of the Company (as so reduced, the “Requisite Financing Amount”), on terms and conditions satisfactory to the Preferred Conversion Committee in its reasonable discretion. The Company currently intends to complete the Debt Financing by amending its existing Credit Agreement, dated as of April 30, 2021, by and between the Company, the subsidiary borrowers, and JPMorgan Chase Bank, N.A., as administrative agent and the lenders and issuing banks party thereto (as amended and restated from time to time, the “Credit Agreement”), to provide for (i) a new Series B term loan in the amount of the Requisite Financing Amount, (ii) an amendment to the definition of a “Restricted Payment” to permit the payments contemplated by the Transaction Agreements, and (iii) any other changes that are necessary or advisable to effect the transactions contemplated by the Transaction Agreements. The Company intends to incur the indebtedness under the Debt Financing prior to the completion of the Series A Repurchases.

Investor Rights and Limitations

Pursuant to that certain Series A Investor Rights Agreement, dated as of April 30, 2021, by and among the Company and investors named therein, each of Centerbridge and Oaktree currently has the right to designate up to three (3) members for election to the Company’s board, based on their ownership of the Company’s equity securities. Pursuant to the Transaction Agreements, each of Centerbridge and Oaktree has agreed to limit its existing board designation rights to one (1) designee. Furthermore, this number will be reduced to zero (0) for each of Centerbridge and Oaktree at such time as it and its affiliates beneficially own less than 10% of the outstanding shares of voting securities of the Company on an as-converted basis.

From the date of the Transaction Agreements, each of Centerbridge and Oaktree and their respective controlled affiliates is subject to certain limitations on their investor rights, which include, among other things, an agreement (i) not to acquire beneficial ownership of additional shares of the Company’s equity securities if it would result in Centerbridge or Oaktree, as applicable, together with its respective controlled affiliates, beneficially owning more than 15% of the outstanding voting securities of the Company on an as-converted basis, and (ii) to vote any shares held in excess of 18% in the manner voted by holders who beneficially own less than 18% of the Company’s voting securities. These limitations will terminate on the earliest to occur of (i) eighteen months from the date of the Transaction Agreements, (ii) the commencement of an unsolicited tender offer for a majority of the voting securities of the Company, or (iii) any insolvency or bankruptcy of the Company.

Lock-Up

Pursuant to the Transaction Agreements, Centerbridge and Oaktree have each agreed to lock-up provisions with respect to the shares of the Company’s equity securities that they and their affiliates beneficially own. The lock-up provisions restrict each of Centerbridge and Oaktree from (i) directly or indirectly transferring or disposing of any of their shares, (ii) entering into certain transactions that transfer or dispose of their economic or other interests in such shares, or (iii) publicly disclosing any intention to do either of the foregoing. The lock-up restrictions will be released with respect to 50% of the shares beneficially owned by each of Centerbridge and Oaktree and its respective affiliates on the date that is six (6) months from the earlier to occur of (x) the completion of the Series A Repurchases and (y) 45 days from the execution of the Transaction Agreements (the “Lock-Up Trigger Date”), and with respect to all of the shares beneficially owned by each of Centerbridge and Oaktree and its respective affiliates on the date that is twelve (12) months from the Lock-Up Trigger Date. The lock-up restrictions are subject to exceptions, including transfers made with the prior written consent of the Company and the approval of the Preferred Conversion Committee, as well as customary exceptions for transfers in connections with tender offers, certain other fundamental transactions, and the grant of proxies in connection with annual or special meetings of the Company.

Share Repurchase Program

The Company’s board of directors has announced an increase in the Company’s share repurchase program, to an aggregate amount of $250 million (the “Share Repurchase Program”). Pursuant to the Share Repurchase Program, the Company may purchase shares of Series A Preferred Stock or Common Stock on a discretionary basis in open market transactions, privately negotiated purchases and other transactions from time to time, on terms satisfactory to the Preferred Conversion Committee in its reasonable discretion. The Share Repurchase Program retains its prior expiration date of November 15, 2023, but may be extended, earlier terminated or modified by the Board at any time. Pursuant to the Transaction Agreements, neither Centerbridge nor Oaktree may sell or tender securities that are subject to the lock-up provisions described above in any transaction that is part of the Share Repurchase Program without the prior written consent of the Preferred Conversion Committee.

Additional Terms and Conditions

The Transaction Agreements contain customary representations and warranties of the Company and each of Centerbridge and Oaktree. The closing of each Series A Repurchase under the Transaction Agreements is subject to completion of the Debt Financing on terms and conditions satisfactory to the Preferred Conversion Committee in its reasonable discretion, the effectiveness of the Second Amended and Restated Certificate of Designations, the substantially concurrent closing of the other Series A Repurchase and other customary closing conditions. Pursuant to the Second Amended and Restated Certificate of Designations and as described above, the Conversion is conditioned upon the closing of the Series A Repurchases.

In the twelve (12) months following the date of the Transaction Agreements, if the Company amends, waives or grants any consent under the Transaction Agreement with Centerbridge, on the one hand, or the Transaction Agreement with Oaktree, on the other, the Company will offer the same amendment, waiver or consent to Oaktree or Centerbridge, respectively. The Transaction Agreements may be terminated in certain circumstances by each of the Company (with the prior approval of the Preferred Conversion Committee) and by each of Centerbridge and Oaktree, including if the Series A Repurchases have not occurred by September 15, 2023.

The foregoing description of the Transaction Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Transaction Agreements, which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Events

On April 11, 2023, the Board established a Finance Committee, consisting of Daniel Ninivaggi, Olivier Rabiller, Kevin Mahony, John Petry and Steven Tesoriere, to assist the full board in reviewing and making recommendations on the Company’s capital structure, material financing and offering transactions, material business combinations and the Company’s investor relations strategies.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
10.1*	Transaction Agreement, dated April 12, 2023, by and among Garrett Motion Inc. and Centerbridge Credit Partners Master, L.P. and Centerbridge Special Credit Partners III-Flex, L.P.
10.2*	Transaction Agreement, dated April 12, 2023, by and among Garrett Motion Inc. and Oaktree Value Opportunities Fund Holdings, L.P., OCM Opps GTM Holdings, LLC, Oaktree Phoenix Investment Fund LP and Oaktree Opportunities Fund Xb Holdings (Delaware) L.P.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GARRETT MOTION INC.

Date: April 13, 2023	By:	/s/ Sean Deason
	Name:	Sean Deason
	Title:	Senior Vice President and Chief Financial Officer